UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    March 6, 2007

NAVTEQ CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-21323	77-0170321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

222 Merchandise Mart, Suite 900 Chicago, Illinois 60654 (Address of Principal Executive Offices) (Zip Code)

(312) 894-7000 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☒             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2—Financial Information

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective March 6, 2007, NAVTEQ Corporation (“NAVTEQ”) completed its previously announced acquisition of Traffic.com, Inc., a Delaware corporation (“Traffic.com”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among NAVTEQ, Traffic.com, NAVTEQ Holdings B.V., a corporation organized under the laws of The Netherlands, and NAVTEQ Holdings Delaware, Inc., a Delaware corporation (“Merger Subsidiary”), under which Traffic.com was merged with and into Merger Subsidiary (the “Merger”).  Merger Subsidiary will continue as the surviving corporation under the name Traffic.com, Inc.  Under the Merger Agreement, each share outstanding of Traffic.com common stock has been converted into the right to receive, at the election of the holder thereof (subject to certain conditions, including those pertaining to pro-ration): (i) $8.00 in cash, without interest or (ii) 0.235 shares of NAVTEQ common stock, par value $0.001 per share.  The election of cash or stock is subject to a limit on total cash consideration of approximately $49 million (minus the cash value of dissenting shares, if any) and a total stock consideration equal to approximately 4.3 million shares of NAVTEQ common stock (less the shares of NAVTEQ common stock issued to holders of warrants to purchase Traffic.com stock that are exchanged for NAVTEQ common stock based on the per share stock consideration).  The aggregate consideration payable in the transaction is approximately $177 million, subject to adjustment per the elections made by stockholders and certain optionholders of Traffic.com.  NAVTEQ has issued a press release dated March 6, 2007 announcing the completion of the Merger.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

Section 8—Other Events

Item 8.01.  Other Events.

NAVTEQ and Traffic.com have agreed to extend the election deadline for holders of Traffic.com common stock and certain options to purchase Traffic.com common stock, who may elect the type of merger consideration they prefer to receive, and for warrant holders who are exchanging their warrants to purchase shares of Traffic.com stock for shares of NAVTEQ common stock from 5:00 p.m., Eastern Time, on March 20, 2007 to 5:00 p.m., Eastern Time, on March 27, 2007.  Holders of Traffic.com common stock and certain options to purchase Traffic.com common stock may elect to receive (subject to certain conditions, including those pertaining to pro-ration) merger consideration of either (i) $8.00 in cash, without interest, or (ii) 0.235 shares of NAVTEQ common stock, subject to the limitations on the total cash and stock consideration, as described in Item 2.01 above (in the case of holders of options, less the exercise price of such options and any applicable tax withholding amounts).  The extension of the election deadline is intended to permit a sufficient amount of time for such holders to submit their forms of election and letters of transmittal, as applicable, for processing and payment by NAVTEQ’s exchange agent, who is handling these matters.  Questions regarding the forms of election and letters of transmittal will be handled by NAVTEQ’s information agent, who may be contacted toll-free at (866) 314-4115.

Section 9—Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

Pursuant to Item 9.01(a), the financial statements required by this Item are not included in this Form 8-K and will be filed by amendment within 71 days of the date that this Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

Pursuant to Item 9.01(b), the pro forma financial statements required by this Item are not included in this Form 8-K and will be filed by amendment within 71 days of the date that this Form 8-K is required to be filed.

(d)           Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings B.V., NAVTEQ Holdings Delaware, Inc. and Traffic.com, Inc. dated as of November 5, 2006 (incorporated herein by reference to Form 8-K previously filed by NAVTEQ on November 6, 2006).

99.1	Press Release issued by NAVTEQ Corporation on March 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVTEQ CORPORATION

Date: March 6, 2007	By:	/s/ Lawrence M. Kaplan
Lawrence M. Kaplan Senior Vice President, General Counsel and Corporate Secretary

Index of Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger by and among NAVTEQ Corporation, NAVTEQ Holdings B.V., NAVTEQ Holdings Delaware, Inc. and Traffic.com, Inc. dated as of November 5, 2006 (incorporated herein by reference to Form 8-K previously filed by NAVTEQ on November 6, 2006).

99.1	Press Release issued by NAVTEQ Corporation on March 6, 2007.